UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ROSS STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ROSS STORES, INC.

Revised Notice of Annual Meeting of Stockholders

Street Address Change Regarding Annual Meeting
to be Held on May 22, 2019

To Our Stockholders:

Please take notice of a change to the location for the 2019 Ross Stores, Inc. Annual Meeting of Stockholders (the "Annual Meeting"). The new location for the Annual Meeting is our corporate headquarters: 5130 Hacienda Drive, Dublin, CA 94568.

We previously sent to our stockholders an original Notice of Annual Meeting, dated April 9, 2019 (the “Original Notice”). The date and time for the Annual Meeting remains the same as provided in the Original Notice: Wednesday, May 22, 2019 at 1:00 p.m. PDT. The agenda for the Annual Meeting also remains unchanged from the Original Notice, as updated in the Supplement dated April 18, 2019. The record date for the Annual Meeting is likewise unchanged: stockholders of record at the close of business on March 26, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The previously filed Notice of Annual Meeting, definitive proxy statement, notice and access letter, supplement dated April 18, 2019, and any other materials provided in connection with the Annual Meeting are hereby amended to update the street address for the location of the Annual Meeting as follows: all references to “520 Cowper Street, Palo Alto, CA 94301” are replaced with “5130 Hacienda Drive, Dublin, CA 94568.”

VOTING MATTERS

If you have already submitted your voting instructions or proxy card, you do not need to take any action unless you wish to change or revoke your vote.

The proxy card and voting instruction forms previously distributed or presented online with the Proxy Statement remain valid, and we will not distribute new voting instructions or proxy cards. Shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.